As filed with The Securities and Exchange Commission on October 21,
1997
	The Registrant
requests that this
Registration
Statement become
effective
immediately upon
filing pursuant to
Securities Act
Rule 462.
	Registration No.:
333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE NETWORK CONNECTION, INC.
(Exact name of registrant as specified in its charter)
Georgia

58-1712432
(State or other jurisdiction
of incorporation)

(I.R.S. Employer Identification
No.)
1324 Union Hill Road
Alpharetta, Georgia 30004
(770) 751-0889
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
THE NETWORK CONNECTION, INC.
1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
(Full titles of the plans)
___________
BRYAN CARR
1324 Union Hill Road
Alpharetta, Georgia 30004
(770) 751-0889
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including all communications sent to the agent for service should be sent to:
PETER W. ROTHBERG, ESQ.
Greenberg Traurig Hoffman Lipoff Rosen & Quentel
153 East 53rd Street
New York, New York 10022

Approximate date of commencement of proposed sale to the public: On or after the effective date of this Registration
Statement.

 [FACING PAGE - CONTINUED]


CALCULATION OF REGISTRATION FEE


Title of 		Amount to be		Proposed	Proposed	Amount of
securities to be 	registered (1)		maximum		maximum		registration
registered					offering	offering	fee
						price per	price (2)
						share (2)


Common Stock
$.001 par value
per share		2,000 shares		$6.75		$13,500		$4.09

Common Stock
$.001 par value
per share		1,000 shares		$13.26		$13,260		$4.02

Common Stock
$.001 par value
per share		1,000 shares		$9.62		$9,620		$2.92

Common Stock
$.001 par value
per share		5,000 shares		$10.25		$51,250		$15.53

Common Stock
$.001 par value
per share		5,000 shares		$8.00		$40,000		$12.12

Common Stock
$.001 par value
per share		86,000 shares		$7.8125		$671,875	$203.60

Total Registration Fee 								$242.28

(1)	An additional indeterminable number of shares are also being registered to cover any adjustments required by anti-dilution provisions in the number of shares issuable upon the exercise of options granted under the Company's 1995 Stock Option Plan for Non-Employee Directors.
 (2)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the exercise prices of the respective 1995 Directors Plan options, which such shares underlie, and the average of the high and low prices of the Company's Common Stock on the Nasdaq SmallCap Market on October 17, 1997 with respect to 86,000 shares underlying 86,000 Directors Plan options not yet granted.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.
1995 Stock Option Plan for Non-Employee Directors
	The Company established the 1995 Stock Option
Plan for Non-Employee Directors (the "Directors
Plan") on November 15, 1995.  The purpose of the
Directors Plan is to provide additional incentive to
the non-employee directors of the Company who share
a significant role in and responsibility for guiding
management's planning for the growth of the Company.
Under the Directors Plan, which is administered by a
committee of the Company's Board of Directors the
members of which are not eligible to participate in
the Directors Plan (the "Committee"), each eligible
Non-Employee Director in office on September 1, 1995
was granted non-qualified options on that date to
acquire 1,000 shares of the Company's common stock,
$.001 par value per share (the "Common Stock"), each
eligible Non-Employee Director will be granted non-
qualified options to acquire 1,000 shares of the
Company's Common Stock on the date of election to
the Company's Board of Directors, and each eligible
Non-Employee Director will be granted non-qualified
options to acquire shares of the Company's Common
Stock on each succeeding anniversary of the date
upon which such eligible Non-Employee Director
became a director of the Company (or the first
succeeding business day thereafter of which the
Common Stock is traded on the principal securities
exchange on which it is listed).  The exercise price
per share of Common Stock for which each option is
exercisable shall be 100% of the fair market value
per share of Common Stock on the date the Option is
granted, which shall be the average of the high and
low price of the stock based upon its consolidated
trading as generally reported for the principal
securities exchange on which the Company's Common
Stock is listed.  Each option granted under the Plan
shall become exercisable in two equal installments,
the exercise date for the first installment being
the first anniversary of the date of option grant
and the exercise date for the second installment
being the second anniversary thereof.  Each option
granted under the Plan shall expire five years from
the date of grant, and shall be subject to earlier
termination as hereinafter provided.  In the event
of the termination of service on the Board by the
holder of any option granted under the Directors
Plan, other than by reason of mandatory retirement,
permanent disability or death, the then outstanding
options of such holder shall be exercisable only to
the extent that they were exercisable on the date of
such termination and shall expire three months after
such termination, or on their stated expiration
date, whichever occurs first.  In the event of
termination of service by reason of mandatory
retirement pursuant to Board policy or permanent
disability of the holder of any option, each of such
holder's then outstanding options granted under the
Directors Plan will continue to become exercisable
in accordance with the terms set forth above, but
the holder shall be entitled to exercise such
options (including any portions that become
exercisable after termination) within three years of
such termination, but in no event shall any affected
option be exercisable after its expiration date.  In
the event of the death of the holder of any option,
each of the then outstanding options of such holder
shall become immediately exercisable in full, and
shall be exercisable by the holder's legal
representative at any time within a period of three
years after death, but in no event shall any
affected option be exercisable after its expiration
date.  However, if the holder dies within two years
following termination of service on the Board by
reason of mandatory retirement or permanent
disability, any option granted under the Directors
Plan shall be exercisable only until the earlier of
(x) the later of (i) one year after the holder's
death or (ii) two years after such termination, or
(y) the expiration date of the option.  The option
exercise price shall be paid in cash and the cash
price can be paid with the proceeds of a loan from
the Company to the participant for such purpose or
by the surrender of shares of Common Stock of the
Company, valued at their fair market value on the
date of exercise, or by any combination of cash and
such shares.
	The Company's Stock Option Committee has
granted options under the Directors Plan for
purchase of an aggregate 14,000 shares of Common
Stock, leaving 86,000 options available for grant.
Item 2.	Registrant Information and Directors Plan
Annual Information.
	All persons granted Directors Plan options under the Directors Plan may, upon written or oral request, without charge, obtain copies of all documents incorporated by reference in this Registration Statement, and those documents are incorporated by reference in this Prospectus and the Registration Statement of which it is a part. Such persons may also, upon written or oral request, without charge, obtain copies of all documents required to be delivered to Company employees pursuant to Rule 428(b) promulgated by the Securities and Exchange Commission (the
"Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Any request for such documents should be addressed to Bryan Carr, Chief Operating Officer and Chief Financial Officer,
The Network Connection, Inc., 1324 Union Hill Road,
Alpharetta, Georgia 30004, telephone number (770)
751-0889.



PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.	Incorporation of Documents by Reference
		The following documents filed by the
Company with the Commission are incorporated herein
by reference:
 (i)  The Company's Annual Report on Form
10-KSB for the fiscal year ended December 31, 1996;
(ii)  The Company's Proxy Statements for
its Annual Meetings of Stockholders held June 7,
1996 and June 12, 1997;
(iii)  The Company's Current Reports on
Form 8-K dated September 29, 1995, March 14, 1996,
June 21, 1996, February 21, 1997 and May 8, 1997;
and
 (iv)  The description of the Company's
Common Stock, par value $.001 per share, contained
in the Prospectus dated May 11, 1995, forming a part
of the Company's Registration Statement on Form SB-2
(Registration No. 33-85654) filed with the
Commission pursuant to Rule 424(b).
In addition to the foregoing, all
documents subsequently filed by the Company pursuant
to Sections 13(a), 13(c), 14 and 15(d) of the
Securities Exchange Act of 1934,as amended (the
"Exchange Act") prior to the filing of a post-
effective amendment indicating that all securities
offered hereunder have been sold or which
deregisters all securities remaining unsold, shall
be deemed to be incorporated by reference in this
Registration Statement and to be part hereof from
the date of filing of such documents.  Any statement
contained in a document incorporated by reference in
this Registration Statement shall be deemed to be
modified or superseded for purposes of this
Registration Statement to the extent that a
statement contained herein or in any subsequently
filed document that is also incorporated by
reference herein modifies or supersedes such
statement.  Any statement so modified or superseded
shall not be deemed, except as so modified or
superseded, to constitute a part of this
Registration Statement.
Item 4.	Description of Securities.
Not applicable.
Item 5.	Interests of Named Experts and Counsel.
The financial statements of The Network
Connection, Inc. included in the Company's Annual
Report on Form 10-KSB for the fiscal year ended
December 31, 1996 have been audited by Coopers &
Lybrand L.L.P., independent auditors, as set forth
in their report thereon included therein and
incorporated herein by reference.  Such financial
statements are incorporated herein by reference in
reliance upon such report given upon the authority
of such firm as experts in accounting and auditing.
Item 6.	Indemnification of Directors and Officers.
The information previously supplied in
response to Item 24 of the Company's Registration
Statement on Form SB-2 (Registration No. 33-85654)
is incorporated herein by reference.
Item 7.	Exemption from Registration Claimed
Not applicable.
Item 8. 	Exhibits
	4.1	--	1995 Stock Option Plan for Non-
Employee Directors ( Incorporated by reference to the Company's Proxy Statement for its 1996 Annual Meeting of
Stockholders held June 7, 1996).
	5	-- 	Opinion of Greenberg Traurig Hoffman
Lipoff Rosen & Quentel
	24.1	--  	Consent of Coopers & Lybrand L.L.P.
	24.2	--  	Consent of Greenberg Traurig Hoffman
Lipoff Rosen & Quentel (included in
Exhibit 5)
Item 9.	Undertakings.
	(a)	The undersigned registrant hereby
undertakes:
(1)	To file, during any period in which
offers or sales are being made, a post-
effective amendment to this registration
statement:
(i)	To include any prospectus
required by Section 10(a)(3) of the
Securities Act;
(ii)	To reflect in the prospectus any
facts or events arising after the
effective date of the registration
statement (or the most recent post-
effective amendment thereof) which,
individually or in the aggregate,
represent a fundamental change in the
information set forth in the registration
statement;
(iii)	To include any material
information with respect to the plan of
distribution not previously disclosed in
the registration statement of any material
change to such information in the
registration statement;
provided, however, that paragraphs (1)(i)
and (1)(ii) do not apply if the registration
statement is on From S-3 or Form S-8, and the
information required to be included in a post-
effective amendment by those paragraphs is
contained in periodic reports filed by the
registrant pursuant to Section 13 or 15(d) of
the Exchange Act that are incorporated by
reference in the registration statement.
(2)	That, for the purpose of determining
any liability under the Securities Act , each
such post-effective amendment shall be deemed
to be a new registration statement relating to
the securities offered therein, and the
offering of such securities at that time shall
be deemed to be the initial bona fide offering
thereof.
(3)	To remove from registration by means
of a post-effective amendment any of the
securities being registered which remain unsold
at the termination of the offering.
(b)	The undersigned registrant hereby
undertakes that, for purposes of determining any
liability under the Securities Act, each filing of
the registrant's annual report pursuant to Section
13(a) or Section 15(d) of the Exchange Act (and,
where applicable, each filing of an employee benefit
plan's annual report pursuant to Section 15(d) of
the Exchange Act ) that is incorporated by reference
in the registration statement shall be deemed to be
a new registration statement relating to the
securities offered therein, and the offering of such
securities at that time shall be deemed to be the
initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities
arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
		Pursuant to the requirements of the
Securities Act of 1933, the Registrant certifies
that it has reasonable grounds to believe that it
meets all of the requirements for filing on Form S-8
and has duly caused this Registration Statement to
be signed on its behalf by the undersigned,
thereunto duly authorized on the 21th day of October,
1997.
	THE NETWORK
CONNECTION, INC.
	By:/s/ Wilbur L. Riner
	Wilbur L. Riner,
Chairman
		Pursuant to the requirements of the
Securities Act of 1933, this Registration Statement
has been signed below by the following persons in
the capacities and on the dates indicated.
Signature
Title
Date
/s/ Wilbur L. Riner
Wilbur L. Riner
Chairman, Chief
Executive Officer
and Director
October 21, 1997
/s/ James E. Riner
James E. Riner
Vice President,
Secretary and
Director
October 21, 1997
/s/ Marc Doyle
Marc Doyle
Director
October 21, 1997
/s/ Art Bauer
Art Bauer
Director
October 21, 1997
/s/ Bryan Carr
Bryan Carr
Director, Chief
Operating Officer
and Chief Financial
Officer
October 21, 1997



Exhibit 5


	October 21, 1997

The Network Connection, Inc.
1324 Union Hill Road
Alpharetta, Georgia 30004
Re:	Registration Statement on Form S-8 for
		1995 Stock Option Plan for Non-Employee
Directors
Gentlemen:
We refer to the public offering of up to one
hundred thousand (100,000) shares of common stock,
$.001 par value per share (the "Common Stock"), of
The Network Connection, Inc., a Georgia corporation
(the "Company"), to be issued under the Company's
1954 Stock Option Plan for Non-Employee Directors
pursuant to the Registration Statement on Form S-8
filed with the Securities and Exchange Commission
under the Securities Act of 1933, as amended, on
October 9, l997 (the "Registration Statement"), as
subsequently amended from time to time.
In furnishing our opinion, we have examined
copies of said Registration Statement.  We have
conferred with officers of the Company and have
examined the originals or certified, conformed or
photostatic copies of such records of the Company,
certificates of officers of the Company,
certificates of public officials and such other
documents as we have deemed relevant and necessary
as the basis for the opinion set forth herein.  In
all such examinations, we have assumed the
genuineness of all signatures, the authenticity of
all documents submitted and reviewed by us as
originals or duplicate originals and the conformity
to original documents of all documents submitted to
us as certified, photostatic or conformed copies,
the correctness and completeness of such
certificates, the due authorization, execution and
delivery of all documents by persons, where due
authorization, execution and delivery are
prerequisites to the effectiveness thereof, and the
absence of any impairment, legal or otherwise,
affecting the performance by all parties to such
documents (other than the Company), which
assumptions we have not independently verified.
Based upon and subject to the foregoing and
such other matters of fact and questions of law as
we have deemed relevant in the circumstances, and in
reliance thereon, it is our opinion that, when and
if:
(a)	The Registration Statement shall have
become effective, as the same may hereafter be
amended; and
(b)	The Shares to be sold shall have been sold
as contemplated in the Registration Statement;
then upon the happening of each of the events set forth in paragraphs (a) and (b), inclusive, above:
The Shares being sold, upon execution and delivery of proper certificates therefor, will be duly authorized, validly issued and outstanding, fully paid and non-assessable shares of Common Stock of the Company.
The undersigned hereby consent to the use of their name in the Registration Statement and in the Prospectus forming a part of the Registration
Statement, and to the reference to this opinion contained therein under the caption of the Prospectus entitled "Legal Opinions ."
This opinion is limited to the matters set forth herein, and may not be relied upon in any manner by any other person or used for any other purpose other than in connection with the corporate authority for the issuance of Common Stock.

	Very truly yours,
/s/Greenberg
Traurig Hoffman
Lipoff Rosen &
Quentel
GREENBERG TRAURIG
HOFFMAN LIPOFF
ROSEN & QUENTEL

Exhibit 24.1

CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference, in this registration statement on Form S-8, of our report dated February 26, 1997, on our audits of the financial statements of The Network Connection, Inc.
which report is included in the Company's Annual
Report on Form 10-KSB.



Atlanta,Georgia
COOPERS & LYBRAND, L.L.P.
September 29, 1997